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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 333-112311) and related Prospectus of Affymetrix, Inc. for the registration of its common stock and debt securities with a maximum aggregate offering price of $120,000,000 and to the incorporation by reference therein of our report dated January 23, 2004, except Note 19, as to which date is March 8, 2004, with respect to the consolidated financial statements and schedule of Affymetrix, Inc. included in its Annual Report on (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
May 7, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS